UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM  8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 23, 2013

ADB INTERNATIONAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-54862

New Jersey	22-2930106
(State of Incorporation)	(I.R.S. Employer Identification No.)

1440 West Bitters Road, #1931, San Antonio, TX	78248
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (407) 496-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 23, 2013, Mr. Ron Weissberg invested a total of $91,545 in the Registrant, evidenced by the purchase of 200,000,000 shares at par value per share and $71,545 evidenced by a convertible promissory note due December 31, 2014 (the "Convertible Note"). In connection with this investment, Mr. Weissberg was appointed as an officer and director of the Registrant, as disclosed in Item 5.02 below. The Registrant intends to utilize the proceeds from the investment to further its plan of operation as well as to pursue additional business opportunities. The Convertible Note bears interest at the rate of 10% per annum and is convertible into shares of the Registrant's common stock at par value per share.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 24, 2013, in connection with the above-referenced investment, the Registrant's board of directors appointed Ron Weissberg as its Chairman, Chief Executive Officer and Chief Financial Officer.

Ron Weissberg, age 55. From May 2011 to the present, Mr. Weissberg has been an officer and director of Bio-Light Israeli Life Sciences Investments Ltd, a public company listed on the Tel-Aviv Stock Exchange. The company in engaged in the management and commercialization of Biomed innovation.

From May 2003 to the present, Mr. Weissberg has been a director of Midroog Ltd., a Credit Rating Agency in Israel. Midroog in engaged in the business of credit rating for the domestic Israeli market as an affiliate of Moody's Corporation (NYSE:MCO), an essential component of the global capital markets, providing credit ratings, research, tools and analysis that contribute to transparent and integrated financial markets.

From February 1988 to the present, Mr. Weissberg has been an officer and director of The Israel Land Development Company Ltd (ILDC), a public company listed on the Tel - Aviv Stock Exchange. From 2011 to the present Mr. Weissberg has also served as Vice-Chairman of ILDC, which is in engaged in the Real Estate business, principally in development of commercial and shopping center properties and logistic centers in Israel, Europe and Canada.

From May 1996 to the present, Mr. Weissberg has been a Director of ILD Hotels Ltd, a public company listed on the Tel-Aviv Stock Exchange. The company in engaged in the business of owning and managing a chain of 11 hotels in Israel.

From June 2008 until October 2010, Mr. Weissberg served as the CEO and a director of Portfolio Green Ltd,, a public company listed on the Tel-Aviv Stock Exchange. The company engaged in the business of Real Estate Development in the United States.

Mr. Weissberg received a BS in Industrial Engineering and Management from Technion University, Haifa, Israel in 1984, graduating Cum Laude and received his MBA from New York University (NYU) in 1987.

Mr. Yoseph Zekri, formerly Chairman of the Registrant, continues to serves as the Registrant's Secretary and a director.

Effective on December 26, 2013, Mr. Shahar Ginsberg resigned as the Registrant's CEO in order to pursue other business opportunities. Mr. Ginsberg had no disagreements with the Registrant's operations, policies or practices. Mr. Ginsberg's letter of resignation dated December 24, 2013 is attached hereto as Exhibit 17.1

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17.1	Letter on resignation of Shahar Ginsberg dated December 24, 2013, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADB International Group, Inc.

By:	/s/ Yoseph Zekri
Name:	Yoseph Zekri
Title:	Secretary

Date: December 27, 2013